SUBSIDIARIES OF DRUMMOND FINANCIAL CORPORATION


                                                       SHAREHOLDING
                                JURISDICTION         AT JUNE 30, 2001
NAME OF SUBSIDIARY              OF INCORPORATION         (DIRECT)
------------------------------  -----------------   ----------------
CVD Financial Corporation       Washington                    100%
CVD Financial Corporation       British Columbia              100%
Drummond Financial (B.C.) Ltd.  British Columbia              100%
